UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of The Chefs’ Warehouse, Inc. (the “Company”) previously approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan (the “2019 Plan Amendment”). As described below under Item 5.07, the Company’s stockholders approved the 2019 Plan Amendment at the 2025 Annual Meeting of stockholders of the Company held on May 9, 2025 (the “2025 Annual Meeting”). The 2019 Plan Amendment became effective upon stockholder approval and, among other things, increased by 1,550,000 the number of shares of the Company’s common stock (“Shares”) available under the Amended 2019 Plan, as described under Proposal 4 of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 26, 2025 (the “2025 Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the 2019 Plan Amendment is qualified in its entirety by reference to the text of the 2019 Plan Amendment, which is included as Appendix A in the Company’s 2025 Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, a total of 33,632,777 shares of common stock, representing 82.15% of the 40,936,174 shares of common stock outstanding and entitled to vote as of the record date for the 2025 Annual Meeting, were present or represented by proxies. The Company’s stockholders voted on four proposals at the 2025 Annual Meeting. The results of voting on the four proposals, including final voting tabulations, are set forth below.

1. The stockholders elected Ivy Brown, Steven F. Goldstone, Aylwin Lewis, Lester Owens, Christopher Pappas, John Pappas, Debra Walton-Ruskin and Wendy M. Weinstein to serve as directors to hold office until the annual meeting of stockholders to be held in 2026 and until their successors are duly elected and qualified. Richard N. Peretz failed to receive the required vote of a majority of the votes cast with respect to his election and has offered to tender his resignation to the Board in accordance with the Company’s bylaws. After considering the outcome, the Company’s Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the committee’s recommendation and publicly disclose its decision and rationale behind it within 90 days from May 14, 2025 (the date the results were certified).

Nominee	For	Against	Abstain	Broker Non-Votes
Ivy Brown	31,320,144	528,518	14,536	1,769,579
Steven F. Goldstone	31,634,059	214,789	14,350	1,769,579
Aylwin Lewis	28,209,109	3,639,739	14,350	1,769,579
Lester Owens	31,797,915	50,633	14,650	1,769,579
Christopher Pappas	31,466,509	382,233	14,456	1,769,579
John Pappas	30,553,896	1,294,947	14,355	1,769,579
Ricard N. Peretz	15,655,379	16,193,133	14,686	1,769,579
Debra Walton-Ruskin	31,634,643	213,822	14,733	1,769,579
Wendy M. Weinstein	31,282,342	556,607	24,239	1,769,579

2. The stockholders approved the ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2025.

For	Against	Abstentions	Broker Non-Votes
33,502,473	115,536	14,768	NA

3. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the 2025 Proxy Statement.

For	Against	Abstentions	Broker Non-Votes
29,728,703	2,098,279	36,216	1,769,579

4. The stockholders approved an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan, as included as Appendix A in the 2025 Proxy Statement.

For	Against	Abstentions	Broker Non-Votes
29,082,708	2,762,694	17,796	1,769,579

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary, Chief Government Relations Officer & Chief Administrative Officer

Date: May 14, 2025